ELEVENTH MODIFICATION TO LOAN AND SECURITY AGREEMENT

This Eleventh Modification to Loan and Security Agreement (this "Modification") dated March 25, 2019, is entered into by and between Neurometrix, Inc., a Delaware corporation ("Borrower"), and Comerica Bank ("Bank").

RECITALS

Bank and Borrower previously entered into a Loan and Security Agreement dated March 5, 2010, as amended by the following:

the First Modification to Loan and Security Agreement dated March 1, 2011, the Second Modification to Loan and Security Agreement dated February 15, 2012, the Third Modification to Loan and Security Agreement dated April 19, 2012, the Fourth Modification to Loan and Security Agreement dated January 28, 2013, the Fifth Modification to Loan and Security Agreement dated January 31, 2014, the Sixth Modification to Loan and Security Agreement dated January 23, 2015, the Seventh Modification to Loan and Security Agreement dated January 14, 2016, the Eighth Modification to Loan and Security Agreement dated December 29, 2016, the Ninth Modification to Loan and Security Agreement dated January 17, 2018, and the Tenth Modification to Loan and Security Agreement dated January 14, 2019 (collectively
"Agreement").

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as set forth below.

AGREEMENT

1. Incorporation by Reference. The Recitals and the documents referred to therein are incorporated herein by this reference. Except as otherwise noted, the terms not defined herein shall have the meanings set forth in the Agreement.

2. Modification to the Agreement. Subject to the satisfaction of the conditions precedent as set forth in Section 3 hereof, the Agreement is hereby modified as set forth below.

(a) The following defined term, which is set forth in Exhibit A of the Agreement, is given the following amended definition:

'Revolving Maturity Date' means June 30, 2019."

3. Legal Effect.

(a) Except as expressly set forth herein, the execntion, delivery, and performance of this Modification shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all promissory notes, guaranties, security agreements, environmental agreements, and all other instruments, documents and agreements entered into in connection with the Agreement.

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(b) Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Modification, and that no Event of Default has occurred and is continuing.

(c) The effectiveness of this Modification and each of the documents, instruments and agreements entered into in connection with this Modification is conditioned upon receipt by Bank of:

(i) this Modification and any other documents which Bank may require to carry out the terms hereof; and

(ii) payment of any Bank expenses incurred through the date of this Modification.

4. No Other Changes. Except as specifically provided in this Modification, it does not vary the terms and provisions of any of the Loan Documents. This Modification shall not impair the rights, remedies, and security given in and by the Loan Documents. The terms of this Modification shall control any conflict between its terms and those of the Agreement.

5. Integration. This is an integrated Modification and supersedes all prior negotiations and agreements regarding the subject matter hereof. All amendments hereto must be in writing and signed by the parties.

6. Release and Waiver. Borrower waives, discharges, and forever releases Bank, Bank's employees, officers, directors, attorneys, stockholders, and their successors and assigns, from and of any and all claims, causes of action, allegations or assertions that Borrower has or may have had at any time up through and including the date of this Amendment, against any or all of the foregoing, regardless of whether any such claims, causes of action, allegations or assertions are known to Borrower or whether any such claims, causes of action, allegations or assertions arose as result of Bank's actions or omissions in connection with the Loan Agreement, any other Loan Document, any amendments, extensions or modifications thereto, or Bank's administration of the Indebtedness or otherwise. It is further understood and agreed that any and all rights under the provisions of Section 1542 of the California Civil Code are expressly waived by Borrower. Section 1542 of the California Civil Code provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST JN ms OR HER
FAVOR AT THE TIME OF EXECUTJNGTHE RELEASE AND THAT, IF KNOWN BY
HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.]

7. Counterparts. This Modification may be executed in one or more counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same Agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other party.

[end of Modification; signature page follows]

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IN WITNESS WHEREOF, the parties have agreed to this Eleventh Modification to Loan and Security
Agreement as of the date first set forth above.

BANK:

Comerica Bank

By࿽
,࿽Kana
Its: Vice President

33282312.31125055-00765

BORROWER: